                                                          REGISTRATION NO. 32164

                                 [LOGO OMITTED]

                                     BERMUDA

                          CERTIFICATE OF INCORPORATION

 I hereby in accordance with section 14 of the Companies Act 1981 issue this

 Certificate of Incorporation and do certify that on the 23rd day of May, 2002


                       EXALI REINSURANCE HOLDINGS LIMITED

 was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an

 EXEMPTED company.


[SEAL OMITTED]                     Given under my hand and the Seal of the

                                   REGISTRAR OF COMPANIES this 23rd day of May,

                                   2002.


                                      TINA TUCKER

                                   Acting Registrar of Companies

FORM NO. 16A                                              REGISTRATION NO. 32164

                                 [LOGO OMITTED]

                                     BERMUDA


                         CERTIFICATE OF REGISTRATION OF
                      ALTERATION OF DENOMINATION OF CAPITAL


    THIS IS TO CERTIFY that an Alteration of Denomination of Share Capital of

                       EXALI REINSURANCE HOLDINGS LIMITED
                       ----------------------------------

 was delivered to the Registrar of Companies on the 19th day of June, 2002 in

 accordance with the Companies Act 1981 ("the Act").


[SEAL OMITTED}                     Given under my hand and seal of the

                                   REGISTRAR OF COMPANIES this 21st day of

                                   June, 2002 MARIA BOODRAM


                                  for ACTING REGISTRAR OF COMPANIES


Capital before Conversion:       US$12,000.00
                                 ------------
Capital after Conversion:        GBP 7,976.60
                                 ------------

FORM NO. 7a                                                Registration No.32164

                                 [LOGO OMITTED]

                                     BERMUDA


                            CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL

      THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of


                       EXALI REINSURANCE HOLDINGS LIMITED
                       ----------------------------------

 was delivered to the Registrar of Companies on the 18th day of July, 2002 in

 accordance with section 45(3) of the Companies Act 1981 ("the Act").


[SEAL OMITTED]                     Given under my hand and Seal of the

                                   REGISTRAR OF COMPANIES this 22nd day of

                                   July, 2002

                                   PAMELA ADAMS


                                   ACTING REGISTRAR OF COMPANIES


 Capital prior to increase: GBP 7,976.60
                            ------------

 Amount of increase:        GBP62,023.40
                            ------------

 Present Capital:           GBP70,000.00
                            ------------

                                                          Registration No. 32164

                                 [LOGO OMITTED]

                                     BERMUDA

                          CERTIFICATE OF INCORPORATION
                                ON CHANGE OF NAME


 I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981

 EXALI REINSURANCE HOLDINGS LIMITED by resolution and with the approval of the

 Registrar of Companies has changed its name and was registered as ASPEN

 INSURANCE HOLDINGS LIMITED on the 22nd day of November, 2002.


[SEAL OMITTED]                     Given under my hand and the Seal of the

                                   REGISTRAR OF COMPANIES this 26th day of

                                   November, 2002


                                   PAMELA ADAMS


                                   for Registrar of Companies

FORM NO. 7a                                               Registration No. 32164

                                 [LOGO OMITTED]

                                     BERMUDA


                            CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL


      THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of


                        ASPEN INSURANCE HOLDINGS LIMITED
                        --------------------------------

 was delivered to the Registrar of Companies on the 6th day of December, 2002 in

 accordance with section 45(3) of the Companies Act 1981 ("the Act").


[SEAL OMITTED]                     Given under my hand and Seal of the

                                   REGISTRAR OF COMPANIES this 10th day of

                                   December, 2002


                                   Pamela Adams


                                  FOR REGISTRAR OF COMPANIES

 Capital prior to increase: GBP 70,000.00
                            -------------

 Amount of increase:        GBP 6,416.91
                            ------------

 Present Capital:           GBP 76,416.91
                            -------------

FORM NO. 7a                                               Registration No. 32164

                                 [LOGO OMITTED]

                                     BERMUDA


                            CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL


      THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of


                        ASPEN INSURANCE HOLDINGS LIMITED
                        --------------------------------

 was delivered to the Registrar of Companies on the 21st day of August, 2003 in

 accordance with section 45(3) of the Companies Act 1981 ("the Act").


[SEAL OMITTED]                     Given  under my hand and Seal of the

                                   REGISTRAR OF COMPANIES this 22nd day

                                   of August, 2003


                                   MARIA BOODRAM


                                   for Acting Registrar of Companies

Capital prior to increase: GBP 76,416.91
                           -------------

Amount of increase:        GBP 1,000,000.00
                           ----------------

Present Capital:           GBP1,076,416.91
                           ---------------

FORM NO. 16A                                              REGISTRATION NO. 32164

                                 [LOGO OMITTED]

                                     BERMUDA


                         CERTIFICATE OF REGISTRATION OF
                      ALTERATION OF DENOMINATION OF CAPITAL

     THIS IS TO CERTIFY that an Alteration of Denomination of Share Capital of


                        Aspen Insurance Holdings Limited
                        --------------------------------

was delivered to the Registrar of Companies on the 2nd day of September, 2003 in

accordance with the Companies Act 1981 ("the Act").

[SEAL OMITTED]                     Given under my hand and seal of the

                                   REGISTRAR OF COMPANIES this 9th day of

                                   October, 2003


                                   MARIA BOODRAM


                                   for Registrar of Companies



Capital before Conversion: GBP 1,076,416.91
                           ----------------

Capital after Conversion:  US$ 1,630,185.83
                           ----------------


                                    REISSUED
                                    --------

FORM No. 2

                                [Conformed Copy]

                                 [LOGO Omitted]

                                     BERMUDA


                             THE COMPANIES ACT 1981

             MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
                              SECTION 7(1) AND (2)

                            MEMORANDUM OF ASSOCIATION

                                       OF

                        ASPEN INSURANCE HOLDINGS LIMITED
                        --------------------------------
                   (hereinafter referred to as "the Company")


1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

Name and Address               Bermudian Status   Nationality   Number of Shares
                                 (Yes or No)                       Subscribed
Edwin C. Jackson
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda               No           Canadian             1
Ruby L. Rawlins
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda               Yes           British             1
Marcia Gilbert
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda               No          Trinidadian           1
Antoinette Simmons
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda               Yes           British             1


do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3. The Company is to be an Exempted Company as defined by the Companies Act
   1981.






4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding __ in all, including the following parcels:- .

   NOT APPLICABLE.




5. The authorised share capital of the Company is US$1,630,185.83 divided into 1,076,416,910 shares of par value US$0.015144558 each. The minimum subscribed share capital of the Company is 12,000.00 in United States Currency.






6. The objects for which the Company is formed and incorporated are:-

   As set forth in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act 1981.





7. The Company has the powers set out in The Schedule annexed hereto.

_ Signed by each subscriber in the presence of at least one witness attesting the signature thereof,


      E.C. (Ned) Jackson                             Janice Holdipp
      Ruby L. Rawlins                                Janice Holdipp
      Marcia Gilbert                                 Janice Holdipp
      Antoinette Simmons                             Janice Holdipp

/s/ E. C. Jackson                                 /s/ Janice Holdipp
------------------------------                    ---------------------------

/s/ Ruby L. Rawlins                               /s/ Janice Holdipp
------------------------------                    ---------------------------

/s/ Marcia Gilbert                                /s/ Janice Holdipp
------------------------------                    ---------------------------

/s/ Antoinette Simmons                            /s/ Janice Holdipp
------------------------------                    ---------------------------


               (Subscribers)                                (Witnesses)


Subscribed this 23rd day of May 2002

 STAMP DUTY (To be affixed)

 Not Applicable

                                  THE SCHEDULE

           (referred to in Clause 7 of the Memorandum of Association,)
           -----------------------------------------------------------

    (a) to borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company or by the creation and issue of securities;

    (b) to enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the company or another subsidiary of a holding company of the company or otherwise associated with the company;

    (c) to accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise;

    (d) to sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities;

    (e) to issue and allot securities of the company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the company or any services rendered to the company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose;

    (f) to grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the company or otherwise associated with the company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the company or whom the company considers have any moral claim on the company or to their relations connections or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payment towards insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the company or of its members or for any national, charitable, benevolent, educational, social, public, general or useful object;

    (g) subject to the provisions of Section 42 of the Companies Act 1981, to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

    (h)   to purchase its own shares in accordance with the provisions of
          Section 42A of the Companies Act 1981.